TeraWulf Reports Second Quarter 2023 Results Financial Results

Increased hashrate capacity by 67% in Q2 2023 to 5.5 EH/s as of June 30, 2023.

Self-mined 908 Bitcoin in Q2 2023, an increase of 70% over the Bitcoin self-mined in Q1 2023.

Revenue per Bitcoin produced increased 21% in Q2 2023, while power cost per Bitcoin declined by 15%.

EASTON, Md., Aug. 14, 2023 (GLOBE NEWSWIRE) -- TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), which owns and operates vertically integrated, domestic Bitcoin mining facilities powered by more than 91% zero-carbon energy, today announced its unaudited financial results for the second quarter of fiscal year 2023 and provided an operational update.

Second Quarter 2023 GAAP Operational and Financial Highlights

●	Revenue increased to $15.5 million in 2Q23 compared to $11.5 million in 1Q23.
●	Gross profit increased to $10.3 million in 2Q23 compared to $6.5 million in 1Q23, and gross profit margin expanded by 18% from 57% in 1Q23 to 67% in 2Q23.
●	Achieved a total self-mining hashrate of 5.5 EH/s as of June 30, 2023, representing a quarterly increase of 67% relative to March 31, 2023.
Key GAAP Metrics	Three Months Ended Q1 2023	Three Months Ended Q2 2023	% Change
Revenue	$11,533	$15,456	34%
Gross profit	$6,531	$10,343	58%
Gross profit margin	57%	67%	18%

Second Quarter 2023 Non-GAAP Operational and Financial Highlights

●	Generated non-GAAP revenue equivalent of $25.3 million and self-mined 908 Bitcoin in Q2 2023.
●	Power cost per Bitcoin declined 15% quarter-over-quarter, from $8,624 in 1Q23 to $7,197 in 2Q23
●	Adjusted EBITDA increased to $7.6 million, compared to Adjusted EBITDA of $(7.1) from the same prior year period.

Key Non-GAAP Metrics[1]	Three Months Ended Q1 2023	Three Months Ended Q2 2023	% Change
Bitcoin Self-Mined[2]	533	908	70%
Revenue – Self-Mining Equivalent ($M)[3]	$12.3	$25.3	106%
Revenue – Hosting ($M)[4]	$1.2	$1.1	(15)%
Power Cost ($M)[5]	$5.7	$7.9	38%
Avg. Operating Hashrate (EH/s) – Self-Mining	1.9	3.6	91%
Avg. Operating Hashrate (EH/s) – Hosted	0.5	0.4	(9%)
Revenue Equivalent per Bitcoin	$23,073	$27,913	21%
Power Cost per Bitcoin	$8,624	$7,197	(17%)

Management Commentary

“We continue to execute our stated goals, delivering strong results in Q2 2023. Based on the continued hard work and commitment of our people, we achieved our target of 5.5 EH/s of capacity in the second quarter,” stated Paul Prager, Chief Executive Officer of TeraWulf.

“As we move into the third quarter, we are actively expanding our Lake Mariner facility by 60% with the addition of 43 MW of infrastructure and 18,500 of the latest generation S19j XPs. This near term expansion will further establish TeraWulf as one of the most efficient mining fleets in the sector with a realized average cost of power of 3.5 cents per kilowatt hour and average availability in excess of 98%,” added Prager. “We continue to reiterate that not all exahash is created equal. With this expansion, we are strategically adding efficient and profitable hashing capacity thereby positioning the Company for increased profit margins ahead of the next halving.”

Production and Operations Update

As of June 30, 2023, the Company had an operational miner fleet of approximately 50,000 of the latest generation miners, comprised of 34,000 miners at its wholly owned Lake Mariner facility in New York (5,000 of which are hosted) and 16,000 self-miners at the nuclear-powered Nautilus facility in Pennsylvania. The Company’s total operational hash rate increased to 5.5 EH/s and 160 MW of capacity across its two sites.

TeraWulf is currently expanding mining operations at its wholly owned Lake Mariner facility in New York with the addition of Building 3, which is expected to increase the facility’s operational capacity from 110 MW currently to 153 MW by year-end 2023. In connection with the expansion, the Company purchased and plans to deploy 18,500 Antminer S19j XP bitcoin mining machines, which are the next generation unit offered by BITMAIN with a power-efficiency rating of 21.5 joules per terahash (J/TH) and a bitcoin mining hashrate of 151 terahash per second (TH/s) each, for a combined total hashrate of 2.8 exahashes per second (EH/s) for the 18,500 units.

As of June 30, 2023, the Company’s stake in phase one of the Nautilus facility – 50 MW and 1.9 EH/s – was fully operational. TeraWulf has the option to add an additional 50 MW of Bitcoin mining capacity at Nautilus, for a total of 100 MW, which TeraWulf plans to deploy in future phases pending capital availability.

With the addition of Building 3 at Lake Mariner, the Company expects to increase its total self-mining hashrate by approximately 58% (from 5.0 EH6 to 7.9 EH/s). The planned expansion with S19j XPs is expected to further establish TeraWulf as one of the most efficient mining fleets in the sector with a fleet efficiency of 25.7 J/TH.

Second Quarter 2023 GAAP Financial Results

Revenue in the second quarter of 2023 increased 34% to $15.5 million compared to $11.5 million in the first quarter of 2023. The increase is attributable to a significant increase in operating self-mining hashrate as well as a higher average price of Bitcoin relative to the first quarter of 2023. Notably, Revenue and expenses reported in the TeraWulf GAAP income statement excludes revenue and expenses from the Nautilus joint-venture; the net financial impact of the Nautilus joint-venture is captured in the “Equity in net less of investee, net of tax” line item

Cost of revenue in the second quarter increased 2% to $5,113 million compared to $5,002 million in the first quarter of 2023. Cost of revenue as a percentage of revenue decreased to 33% in the second quarter of 2023 compared to 43% in the first quarter of 2023 primarily driven by decreased energy costs at Lake Mariner Data.

Cost of Operations in the second quarter of 2023 increased by 3% to $16.2 million compared to $15.8 million in the first quarter of 2023. Although total Operating Expenses and SG&A fell 6% as part of the Company’s cost reduction strategy, $1.0 million of additional depreciation expense offset operational cost reductions.

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York, and Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of Bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in Bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; (12) potential differences between the unaudited results disclosed in this release and the Company’s final results when disclosed in its Annual Report on Form 10-K as a result of the completion of the Company’s final adjustments, annual audit by the Company’s independent registered public accounting firm, and other developments arising between now and the disclosure of the final results; and (13) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Company Contact:
Jason Assad
Director of Corporate Communications
678-570-6791
assad@terawulf.com

____________________
1 Unaudited monthly results are based on estimates, which remain subject to standard month end adjustments. The Company’s share of the earnings or losses of the Nautilus facility is reflected in the caption “Equity in net loss of investee, net of tax” in the consolidated statements of operations. Operations at Nautilus do not impact the revenue or cost of goods sold lines in TeraWulf’s consolidated statements of operations.
2 Includes BTC earned from profit sharing associated with short-term hosting agreement at the Lake Mariner facility and TeraWulf’s net share of BTC produced at the Nautilus facility.
3 Includes TeraWulf’s net share of BTC revenue generated at the Nautilus facility and profit sharing from hosting agreement.
4 Excludes BTC earned from profit sharing associated with short-term hosting agreement at the Lake Mariner facility.
5 Includes TeraWulf’s net share of power cost incurred at the Nautilus facility.

TERAWULF INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 (In thousands, except number of shares and par value)
	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,241	$1,279
Restricted cash	—	7,044
Digital currency, net	708	183
Prepaid expenses	3,472	5,095
Other current assets	1,938	543

Total current assets	14,359	14,144
Equity in net assets of investee	111,446	98,741
Property, plant and equipment, net	161,776	191,521
Right-of-use asset	11,443	11,944
Other assets	798	1,337
TOTAL ASSETS	$299,822	$317,687

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,303	$21,862
Accrued construction liabilities	95	2,903
Other accrued liabilities	7,883	14,963
Share based liabilities due to related party	15,000	14,583
Other amounts due to related parties	3,172	3,295
Contingent value rights	1,302	10,900
Current portion of operating lease liability	45	42
Insurance premium financing payable	352	2,117
Convertible promissory notes	—	3,416
Current portion of long-term debt	36,532	51,938
Total current liabilities	81,684	126,019
Operating lease liability, net of current portion	924	947
Long-term debt	82,396	72,967
TOTAL LIABILITIES	165,004	199,933

Commitments and Contingencies (See Note 12)

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 100,000,000 and 25,000,000 authorized at June 30, 2023 and December 31, 2022, respectively; 9,566 issued and outstanding at June 30, 2023 and December 31, 2022; aggregate liquidation preference of $10,873 and $10,349 at June 30, 2023 and December 31, 2022, respectively	9,273	9,273
Common stock, $0.001 par value, 400,000,000 and 200,000,000 authorized at June 30, 2023 and December 31, 2022, respectively; 216,055,887 and 145,492,971 issued and outstanding at June 30, 2023 and December 31, 2022, respectively	216	145
Additional paid-in capital	355,600	294,810
Accumulated deficit	(230,271)	(186,474)
Total stockholders' equity	134,818	117,754

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$299,822	$317,687

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (In thousands, except number of shares and loss per common share; unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenue	$15,456	$1,385	$26,989	$1,602
Cost of revenue (exclusive of depreciation shown below)	5,113	591	10,115	623
Gross profit	10,343	794	16,874	979

Cost of operations:
Operating expenses	468	948	776	1,428
Operating expenses – related party	639	147	1,236	209
Selling, general and administrative expenses	5,878	4,334	12,370	10,319
Selling, general and administrative expenses – related party	2,676	2,423	5,574	5,239
Depreciation	6,428	200	11,861	204
Realized gain on sale of digital currency	(583)	—	(1,186)	—
Impairment of digital currency	682	558	1,309	563
Total cost of operations	16,188	8,610	31,940	17,962

Operating loss	(5,845)	(7,816)	(15,066)	(16,983)
Interest expense	(8,450)	(4,139)	(15,284)	(9,461)
Other income	54	—	54	—

Loss before income tax and equity in net loss of investee	(14,241)	(11,955)	(30,296)	(26,444)
Income tax (expense) benefit	—	—	—	—
Equity in net loss of investee, net of tax	(3,296)	(1,084)	(13,463)	(1,872)
Loss from continuing operations	(17,537)	(13,039)	(43,759)	(28,316)
Loss from discontinued operations, net of tax	(3)	(630)	(38)	(3,536)
Net loss	(17,540)	(13,669)	(43,797)	(31,852)
Preferred stock dividends	(265)	(239)	(524)	(284)
Net loss attributable to common stockholders	$(17,805)	$(13,908)	$(44,321)	$(32,136)

Loss per common share:
Continuing operations	$(0.08)	$(0.13)	$(0.24)	$(0.28)
Discontinued operations	-	(0.01)	-	(0.03)
Basic and diluted	$(0.08)	$(0.14)	$(0.24)	$(0.31)

Weighted average common shares outstanding:
Basic and diluted	210,421,237	104,119,328	187,843,663	102,131,393

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (In thousands; unaudited)

	Six Months Ended
	June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(43,797)	$(31,852)
Adjustments to reconcile net loss to net cash used in operating activities:

Amortization of debt issuance costs, commitment fees and accretion of debt discount	8,307	4,435
Related party expense to be settled with respect to common stock	417	—
Common stock issued for interest expense	26	—
Stock-based compensation expense	2,610	482
Depreciation	11,861	204
Amortization of right-of-use asset	501	41
Increase in digital currency from mining and hosting services	(24,206)	(1,214)
Impairment of digital currency	1,309	563
Realized gain on sale of digital currency	(1,186)	—
Proceeds from sale of digital currency	28,501	—
Equity in net loss of investee, net of tax	13,463	1,872
Loss from discontinued operations, net of tax	38	3,536
Changes in operating assets and liabilities:	—	—
Decrease (increase) in prepaid expenses	1,623	(2,864)
Decrease in amounts due from related parties	—	815
Increase in other current assets	(1,347)	(344)
Decrease (increase) in other assets	28	(951)
Decrease in accounts payable	(3,812)	(398)
(Decrease) increase in other accrued liabilities	(2,330)	1,876
(Decrease) increase in other amounts due to related parties	(1,290)	351
Decrease in operating lease liability	(20)	(42)
Net cash used in operating activities from continuing operations	(9,304)	(23,490)
Net cash provided by (used in) operating activities from discontinued operations	294	(45)
Net cash used in operating activities	(9,010)	(23,535)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in joint venture, including direct payments made on behalf of joint venture	(2,845)	(36,367)
Reimbursable payments for deposits on plant and equipment made on behalf of a joint venture or joint venture partner	—	(11,622)
Reimbursement of payments for deposits on plant and equipment made on behalf of a joint venture or joint venture partner	—	11,540
Purchase of and deposits on plant and equipment	(15,990)	(45,469)
Payment of contingent value rights liability	(9,598)	—
Net cash used in investing activities	(28,433)	(81,918)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from insurance premium and property, plant and equipment financing	790	4,706
Principal payments on insurance premium and property, plant and equipment financing	(2,450)	(3,127)
Proceeds from issuance of common stock, net of issuance costs paid of $1,051 and $142	36,123	34,075
Proceeds from warrant issuances	2,500	—
Payments of tax withholding related to net share settlements of stock-based compensation awards	(852)	—
Proceeds from issuance of preferred stock	—	9,566
Proceeds from issuance of convertible promissory note	1,250	14,700
Net cash provided by financing activities	37,361	59,920

Net change in cash and cash equivalents and restricted cash	(82)	(45,533)
Cash and cash equivalents and restricted cash at beginning of period	8,323	46,455
Cash and cash equivalents and restricted cash at end of period	$8,241	$922

Cash paid during the period for:
Interest	$11,252	$4,946
Income taxes	$—	$—

Non-GAAP Measure

The Company presents adjusted EBITDA, which is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”). The Company’s non-GAAP “Adjusted EBITDA” excludes (i) impacts of interest, taxes, depreciation and amortization; (ii) preferred stock dividends, stock-based compensation expense and related party expense to be settled with respect to common stock, all of which are non-cash items that the Company believes are not reflective of its general business performance, and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) equity in net loss of investee, net of tax, related to Nautilus; (iv) costs related to non-routine regulatory activities, which costs management does not believe are reflective of the Company’s ongoing operating activities; (v) other income which is related to interest income or income for which management believes is not reflective of the Company’s ongoing operating activities; and (vi) gains and losses related to discontinued operations that are not be applicable to the Company’s future business activities.  The Company’s non-GAAP Adjusted EBITDA also includes the impact of distributions from investee received in bitcoin related to a return on the Nautilus investment, which management believes, in conjunction with excluding the impact of equity in net loss of investee, net of tax, is reflective of assets available for the Company’s use in its ongoing operations as a result of its investment in Nautilus.

Management believes that providing this non-GAAP financial measure that excludes these items allows for meaningful comparisons between the Company's core business operating results and those of other companies, and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management's internal use of non-GAAP adjusted EBITDA, management believes that adjusted EBITDA is also useful to investors and analysts in comparing the Company’s performance across reporting periods on a consistent basis. Management believes the foregoing to be the case even though some of the excluded items involve cash outlays and some of them recur on a regular basis (although management does not believe any of such items are normal operating expenses necessary to generate the Company’s bitcoin related revenues). For example, the Company expects that share-based compensation expense, which is excluded from adjusted EBITDA, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, directors and consultants. Additionally, management does not consider any of the excluded items to be expenses necessary to generate the Company’s bitcoin related revenue.

The Company's adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in the Company’s industry, as other companies in the Company’s industry may calculate non-GAAP financial results differently. The Company's adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating (loss) income or any other measure of performance derived in accordance with GAAP. Although management utilizes internally and presents adjusted EBITDA, the Company only utilizes that measure supplementally and does not consider it to be a substitute for, or superior to, the information provided by GAAP financial results.   Accordingly, adjusted EBITDA is not meant to be considered in isolation of, and should be read in conjunction with, the information contained in the Company’s consolidated financial statements, which have been prepared in accordance with GAAP.

The following is a reconciliation of the Company’s non-GAAP adjusted EBITDA to its most directly comparable GAAP measure (i.e., net loss attributable to common stockholders) for the periods indicated (in thousands):

Three Months Ended		Six Months Ended
June 30,		June 30,
2023	2022	2023	2022

Net loss attributable to common stockholders	$(17,805)	$(13,908)	$(44,321)	$(32,136)
Adjustments to reconcile net loss attributable to common stockholders to non-GAAP adjusted EBITDA:
Preferred stock dividends	265	239	524	284
Loss from discontinued operations, net of tax	3	630	38	3,536
Equity in net loss of investee, net of tax, related to Nautilus	3,296	1,084	13,463	1,872
Distributions from investee, related to Nautilus	4,943	—	4,943	—
Income tax expense (benefit)	—	—	—	—
Interest expense	8,450	4,139	15,284	9,461
Depreciation	6,428	200	11,861	204
Amortization of right-of-use asset	251	21	501	41
Stock-based compensation expense	1,734	482	2,610	482
Related party expense to be settled with respect to common stock	104	—	417	—
Costs related to non-routine regulatory activities	—	60	—	996
Other income	(54)	—	(54)	—
Non-GAAP adjusted EBITDA	$7,615	$(7,053)	$5,266	$(15,260)